                     CONSENT OF KPMG PEAT MARWICK LLP
                     --------------------------------


We consent to the incorporation by reference into each registration statement of Boatmen's Bancshares, Inc. listed below of our report dated February 24, 1995 with respect to the consolidated balance sheets of Worthen Banking Corporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994 which report is included as an exhibit to the Boatmen's Bancshares, Inc. Form 8-K dated April 28, 1995. Our report refers to changes in the methods of accounting for investments in 1994 and income taxes in 1993.

  Form        No.
  ----        ---

  S-3      33-50525  Dividend Reinvestment and Stock Purchase Plan
  S-8      33-15717  1987 Non-Qualified Stock Option Plan
  S-8      33-15715  Amended 1981 Incentive Stock Option Plan
  S-8      33-25945  Centerre Bancorporation 1983 Incentive Stock
                       Option Plan
                     Centerre Bancorporation 1980 Stock Option Plan
  S-8      33-25946  Centerre Bancorporation 1987 Stock Incentive Plan
  S-8      33-50451  1990 Stock Purchase Plan for Employees
  S-8      33-37862  Thrift Incentive 401(k) Plan
  S-8      33-44546  1991 Incentive Stock Option Plan
  S-8      33-46730  First Interstate of Iowa, Inc.
  S-8      33-55168  Sunwest Financial Services, Inc. 1983 Incentive
                       Stock Option Plan
  S-8      33-55110  Sunwest Financial Services, Inc. 1987 Incentive
                       Stock Option Plan
  S-8      33-51635  First Amarillo Bancorporation, Inc. and
                       Subsidiaries Incentive Stock Option Plan (Number 1)
  S-8      33-51637  First Amarillo Bancorporation, Inc. and
                        Subsidiaries Incentive Stock Option Plan
                       (Number 2)
  S-8      33-58399  Worthen Banking Corporation 1993 Stock Option Plan
  S-8      33-58395  Worthen Banking Corporation Amended and Substituted
                       Stock Option Plan

                              /s/ KPMG Peat Marwick LLP

Little Rock, Arkansas
April 28, 1995